As filed with the Securities Exchange Commission on May 4, 1998
                                                      Registration No. 333-
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ---------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ---------------------

                              NATIONAL FUEL GAS COMPANY
                (Exact name of registrant as specified in its charter)
                                ---------------------
                       NEW JERSEY                      13-1086010
              (State or other jurisdiction          (I.R.S. Employer
           of incorporation or organization)       Identification No.)

                                 10 LAFAYETTE SQUARE
                               BUFFALO, NEW YORK 14203
                                    (716) 857-7000
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------------

                   PHILIP C. ACKERMAN          ROBERT J. REGER, JR., ESQ.
                 Senior Vice President              REID & PRIEST LLP
               NATIONAL FUEL GAS COMPANY           40 West 57th Street
                  10 Lafayette Square           New York, New York 10019
                Buffalo, New York 14203              (212) 603-2000
                     (716) 857-7000
                (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                                ---------------------

             Approximate Date of Commencement of Proposed Sale to the
          Public: From time to time after the Registration Statement becomes effective.
             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]
             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________
             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
             If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE
     =========================================================================
                                             PROPOSED    PROPOSED
                                             MAXIMUM      MAXIMUM
     TITLE OF EACH CLASS        AMOUNT       OFFERING    AGGREGATE   AMOUNT OF
        OF SECURITIES            TO BE        PRICE      OFFERING    REGISTRA-
     TO BE REGISTERED          REGISTERED    PER UNIT*    PRICE*      TION FEE
     -------------------------------------------------------------------------
     Common Stock,
     one dollar              1,000,000
     ($1.00) par value . .    shares+        $44.375   $44,375,000    $13,091+
     -------------------------------------------------------------------------
     Common Stock
     Purchase Rights . . .   1,000,000
                              rights**          --           --          --
     =========================================================================
          *Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange composite tape on April 27, 1998.


          **Since no separate consideration is paid for the Common Stock Purchase Rights ("Rights"), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

          +The combined Prospectus filed herewith pursuant to Rule 429 also relates to an additional 16,578 shares of Common Stock, one dollar ($1.00) par value, registered pursuant to Registration No. 33-51881, which remain unsold and for which a registration fee of $11,552 has been paid.

          Pursuant to Rule 429, the combined Prospectus filed herewith also relates to Registration No. 33-51881.

          ===================================================================

          PROSPECTUS
          ----------

                              NATIONAL FUEL GAS COMPANY
                    DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                           1,016,578 SHARES OF COMMON STOCK
                            (ONE DOLLAR ($1.00) PAR VALUE)
                                  ------------------

             The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of National Fuel Gas Company (the "Company") provides holders of shares of the Company's Common Stock with a simple and convenient method of investing dividends on such shares in additional shares of the Company's Common Stock, one dollar ($1.00) par value (the "Common Stock"), and making optional cash purchases of additional shares of Common Stock, in each case without payment of any brokerage commission or service charge in connection with such investment. Any holder of record of shares of the Company's Common Stock is eligible to join the Plan. (See Question 5 under "Description of the Plan" with respect to Common Stock registered in "street" or nominee name.) Participants may withdraw from the Plan at any time.

             Investment options offered to participants in the Plan are as follows:

             -- have cash dividends on all shares of Common Stock registered in their names automatically reinvested in Common Stock, or

             -- continue to receive cash dividends on all shares of Common Stock registered in their names and purchase Common Stock by making optional cash payments from time to time of not less than $25 per payment and not more than $5,000 per monthly investment period, or

             -- both reinvest cash dividends on all shares of Common Stock registered in their names and make such optional cash purchases.

             The shares of Common Stock purchased under the Plan with reinvested dividends and optional cash payments will, in the discretion of the Company, be original issue shares or shares purchased on the open market by the agent, or a combination of the foregoing. Optional cash payments will be invested on a monthly basis and dividends will be reinvested quarterly. The agent will be ChaseMellon Shareholder Services, L.L.C. or such other agent as the Company may from time to time designate (the "Agent").

             The price of shares of Common Stock purchased on the open market with reinvested dividends or optional cash payments will be the average price of all shares of Common Stock purchased on the open market by the Agent with respect to a particular investment period. The purchase price of original issue shares of Common Stock purchased from the Company with reinvested dividends or optional cash payments will be the average of the daily high and low sale prices of the Company's Common Stock on the New York Stock Exchange on the date the stock is issued. (See Question 14 under "Description of the Plan" with respect to the price of the Common Stock purchased under the Plan.)

             Although the Plan contemplates the continuation of quarterly dividend payments, the payment of dividends will depend upon future earnings, the financial condition of the Company and other factors.

             The outstanding shares of Common Stock are, and any original issue shares sold under the Plan will be, listed on the New York Stock Exchange.

               This prospectus should be retained for future reference.
                                  ------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY  STATE  SECURITIES  COMMISSION  PASSED UPON  THE
                 ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.   ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ------------------
                     The date of this Prospectus is May 4, 1998.

                                AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a World Wide Web Site (http://www.sec.gov) that contains reports, proxy statements and other information filed by the Company. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.


                         DOCUMENTS INCORPORATED BY REFERENCE

             The following documents heretofore filed by the Company with the SEC are incorporated herein by reference:

               (1) The Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1997.

               (2) The Company's Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the quarter ended December 31, 1997.

               (3)  The Company's Current Report on Form 8-K dated April
                    29, 1998.

               (4) The Company's Registration Statement on Form 8-A dated June 14, 1996.

             All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock offered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 of the Exchange Act prior to the filing of the Company's most recent Form 10-K with the SEC shall not be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Form 10-K.

             Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED

          TO ANNA MARIE CELLINO, SECRETARY, NATIONAL FUEL GAS COMPANY, 10 LAFAYETTE SQUARE, BUFFALO, NEW YORK 14203 (TELEPHONE NUMBER (716) 857-7000).

                                  TABLE OF CONTENTS


                                                                       PAGE
                                                                       ----

          AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .   2

          DOCUMENTS INCORPORATED BY REFERENCE . . . . . . . . . . . . .   2

          THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . .   5

          USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .   5

          DESCRIPTION OF THE PLAN . . . . . . . . . . . . . . . . . . .   5
             Purpose  . . . . . . . . . . . . . . . . . . . . . . . . .   5
             Administration . . . . . . . . . . . . . . . . . . . . . .   6
             Participation  . . . . . . . . . . . . . . . . . . . . . .   6
             Reinvestment of Cash Dividends and/or Optional Cash Payments
                                                                          7
             Purchases  . . . . . . . . . . . . . . . . . . . . . . . .   9
             Reports  . . . . . . . . . . . . . . . . . . . . . . . . .   9
             Stock Certificates . . . . . . . . . . . . . . . . . . .    10
             Withdrawal from the Plan . . . . . . . . . . . . . . . .    10
             Sale of Shares . . . . . . . . . . . . . . . . . . . . .    10
             Other Information  . . . . . . . . . . . . . . . . . . .    10

          FEDERAL INCOME TAX INFORMATION  . . . . . . . . . . . . . . .  12

          DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . .  13
             Dividend Rights  . . . . . . . . . . . . . . . . . . . . .  13
             Voting Rights and Classification of the Board of Directors  13
             Liquidation Rights . . . . . . . . . . . . . . . . . . . .  13
             Preemptive Rights  . . . . . . . . . . . . . . . . . . . .  13
             Common Stock Purchase Rights . . . . . . . . . . . . . . .  14
             Business Combinations  . . . . . . . . . . . . . . . . . .  14
             Listing  . . . . . . . . . . . . . . . . . . . . . . . . .  15
             Transfer Agent and Registrar . . . . . . . . . . . . . . .  15

          LEGAL OPINIONS AND EXPERTS  . . . . . . . . . . . . . . . . .  15

                                  ------------------

             NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY, NOR IS IT AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF.

                                     THE COMPANY

             The Company, a registered holding company under the Public Utility Holding Company Act of 1935, as amended, was organized under the laws of New Jersey in 1902. Its principal executive office is located at 10 Lafayette Square, Buffalo, New York 14203, and its telephone number is (716) 857-7000. The Company is engaged in the business of owning and holding securities issued by its subsidiaries: National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation, Seneca Resources Corporation, Highland Land & Minerals, Inc., Leidy Hub, Inc., Data-Track Account Services, Inc., National Fuel Resources, Inc., Horizon Energy Development, Inc., Niagara Energy Trading Inc., Niagara Independence Marketing Company, Seneca Independence Pipeline Company, and Utility Constructors, Inc.

             The Company and its subsidiaries comprise an integrated natural gas operation consisting of three major business segments: the Utility segment, which sells natural gas and provides natural gas transportation services through a local distribution system located in western New York and northwestern Pennsylvania; the Pipeline and Storage segment, which is engaged in the storage and transportation of natural gas; and the Exploration and Production segment, which is engaged in the exploration for, and the development and purchase of, natural gas and oil reserves in the Gulf Coast of Texas, Louisiana, and Alabama, in California, in Wyoming, and in the Appalachian region of the United States. In addition to these three major business segments, the Company and its subsidiaries also engage in the marketing and brokering of natural gas and electricity, the wholesale trading of natural gas, the performance of energy management services for utilities and end-users, the providing of various natural gas hub services, the investment in foreign and domestic energy projects, the providing of collection services for the subsidiaries of the Company, the marketing of timber and the operating of sawmill and kiln operations.


                                   USE OF PROCEEDS

             No proceeds are realized by the Company when purchases of Common Stock under the Plan are made on the open market. The Company has not determined the number of original issue shares of Common Stock, if any, that will be purchased directly from the Company under the Plan or the amount of proceeds of any such shares. To the extent that any original issue shares are purchased directly from the Company, the Company intends to use the net proceeds from the issuance of such shares to repay short-term debt and for other general corporate purposes. The Company has no basis for estimating the number of shares of Common Stock that the Company will sell through the Plan or the prices at which such shares will be sold.


                               DESCRIPTION OF THE PLAN

             The following is a question-and-answer statement of the provisions of the Plan:

          PURPOSE

             1.   WHAT IS THE PURPOSE OF THE PLAN?

             The purpose of the Plan is to provide holders of record of shares of the Company's Common Stock with a simple and convenient method of investing cash dividends on such shares and optional cash payments in shares of the Company's Common Stock without payment of any brokerage commission or service charge. The shares of Common Stock purchased may be, in the Company's discretion, either original issue shares of Common Stock purchased from the Company or shares of Common Stock purchased on the open market. When original issue shares of Common Stock are purchased from the Company, the Company will receive new equity capital funds available to be used to repay short-term debt and for general corporate purposes. (See "Use of Proceeds".)

          ADMINISTRATION

             2.   WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

             The Agent has been designated by the Company to act as the shareholders' agent and to administer the Plan for participants, including receiving participants' dividends and optional cash payments, keeping records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Agent (or its nominee), as agent for participants in the Plan. In making purchases for a participant's account, the Agent may commingle the participant's reinvested dividends and optional cash payments with those of other participants in the Plan.

             3. WHAT ARE THE COSTS TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN OR SALES UPON WITHDRAWAL FROM THE PLAN?

             Participants are not required to pay a commission or charge of any kind in connection with the purchase of Common Stock. All such charges will be paid by the Company. If a participant withdraws from the Plan and requests a sale of shares upon such withdrawal, the participant will receive the proceeds from the sale of shares sold at the participant's request, less any brokerage commissions, any transfer tax and a $15.00 Agent service fee.

             All fractional shares of Common Stock credited to a participant's account will be sold upon the participant's withdrawal whether he requests a sale of shares or whether he elects to receive certificates for shares credited to his account. Upon the sale of such fractional shares, the participant will receive a check for the proceeds, minus any brokerage commission.

             The general service fees for administration of the Plan are paid by the Company.

          PARTICIPATION

             4.   WHAT OPTIONS ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

             Participants in the Plan may:

               (a) have cash dividends on all shares of Common Stock registered in their names automatically reinvested in Common Stock, or

               (b) continue to receive cash dividends on all shares of Common Stock registered in their names and purchase Common Stock by making optional cash payments from time to time of not less than $25 per payment and not more than $5,000 per monthly investment period, or

               (c) both reinvest cash dividends on all shares of Common Stock registered in their names and make such optional cash purchases.

             The Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as full shares, will be reinvested in shares of Common Stock and such shares will be credited to participants' accounts.

             5.   WHO IS ELIGIBLE TO PARTICIPATE?

             Subject to the following sentence, the Plan is available to holders of record of shares of Common Stock of the Company. Any shareholder whose stock is registered in a name other than the shareholder's own name (for example, in the name of a broker or bank nominee) may participate by having some or all of the shareholder's shares registered in the shareholder's own name.

             6.   HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE?

             To participate in the Plan, a shareholder must complete, sign and return an Authorization Form to the Agent. Authorization Forms may be obtained at any time upon written request to the Agent.

             Shareholders currently enrolled in the Plan will continue to participate in the Plan unless they have elected to discontinue participation by giving written notice to the Agent.

             7.   WHEN MAY AN ELIGIBLE SHAREHOLDER JOIN THE PLAN?

             An eligible shareholder may join the Plan at any time.

             Participation with respect to the reinvestment of dividends on Common Stock registered in a participant's name will commence with the first dividend payable following receipt by the Agent of the signed Authorization Form if such form is received on or before the record date for that dividend. (The record date for a dividend is usually about two weeks before the payment date. The dividend payment dates for the Company's Common Stock have typically been the fifteenth day of January, April, July and October.) If an Authorization Form is received by the Agent after the record date, the dividend will be paid in cash and participation will be delayed until the following dividend is declared.

             Participation with respect to purchases of Common Stock with optional cash payments will commence during the first investment period (as described in the answer to Question 11) beginning after the Agent receives the signed Authorization Form and a check or money order for the optional cash payment.

             Participation in the Plan is voluntary. A shareholder of record may join or rejoin at any time. A participating shareholder is not required to remain enrolled and may discontinue his participation at any time following the procedure discussed below in the answer to question 18. Authorization Forms may be obtained from the Agent upon written request.

             8.   HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

             A participant may change investment options by signing a new Authorization Form and returning it to the Agent. An Authorization Form may be obtained from the Agent upon written request. Any change in options with respect to reinvestment of dividends must be received by the Agent prior to the record date for a dividend payment in order to be effective for that particular dividend.

          REINVESTMENT OF CASH DIVIDENDS AND/OR OPTIONAL CASH PAYMENTS

             9.   WHAT DOES THE AUTHORIZATION FORM PROVIDE?

             The Authorization Form serves both to initiate participation in the Plan and to appoint the Agent as the participant's agent under the Plan. With respect to the reinvestment of dividends, the Authorization Form directs the Agent to apply the participant's cash dividends on all shares of Common Stock then or subsequently registered in the participant's name, as well as on full and fractional shares of Common Stock credited to the participant's account under the Plan, to the purchase of additional shares of Common Stock. The Authorization Form allows the shareholder to elect to reinvest dividends on all of his Common Stock in additional shares of Common Stock and/or to make optional cash payments to purchase additional shares of Common Stock. A shareholder may elect to continue receiving all cash dividends paid on his shares while having the option of making purchases of Common Stock with optional cash payments under the Plan. If only the Optional Cash Payment box on the Authorization Form is checked, a participant will continue to receive cash dividends on all shares registered in the participant's name in the usual manner, but any optional cash payment received, and dividends on all full or fractional shares purchased under the

          Plan and credited to the participant's Plan account, will be applied to the purchase of shares of Common Stock under the Plan.

             If the dividends to be reinvested, or those dividends plus the cash to be invested pursuant to the optional cash payment procedure, are not exactly equal to the cost of one or more full shares, the Agent will credit the participant with a fraction of a share computed to four decimal places.

             10.  HOW DOES THE CASH PAYMENT OPTION WORK?

             Participants who elect to make optional cash payments in addition to reinvesting cash dividends on all shares of Common Stock registered in their names may make their initial optional cash payment by sending a check or money order to the Agent either with the completed Authorization Form or at any subsequent time with a completed cash payment form, which is attached to the account statement sent to participants after each dividend reinvestment or optional cash payment for the participant's account.

             Participants who elect to make only optional cash payments and not to reinvest dividends must make their initial cash payment at the time the completed Authorization Form is sent to the Agent by enclosing a check or money order made payable to ChaseMellon Shareholder Services, L.L.C. with the Authorization Form. Thereafter, such participants may make optional cash payments at any time by sending a check or money order to the Agent with a completed cash payment form, which is attached to the account statement sent to participants after each dividend reinvestment or optional cash purchase for the participant's account.

             Optional cash payments will be invested on a monthly basis. The Agent will apply any optional cash payments to the purchase of shares of Common Stock for the account of such participants during the next succeeding investment period, as described in the answer to Question 11.

             There is no obligation to make any cash payment. The amount of each optional cash payment may vary, but each optional cash payment must be at least $25 and may not exceed $5,000 per monthly investment period. Optional cash payments of less than $25 or more than $5,000 per monthly investment period will be returned to participants. Dividends on shares purchased under this option will automatically be reinvested in additional shares of Common Stock.

             If the dividends to be reinvested, or those dividends plus the cash to be invested pursuant to the optional cash payment procedure, are not exactly equal to the cost of one or more full shares, the Agent will credit the participant with a fraction of a share computed to four decimal places. Participants may not specify the number of shares to be purchased nor may they specify the price at which shares are to be purchased. The number of shares to be purchased, and the purchase price, are determined as set forth in the Plan.

             Optional cash payments must be received by the Agent on or before the fourteenth day of each month in order to be invested during the investment period for that month. NO INTEREST WILL BE PAID BY THE COMPANY OR THE AGENT ON OPTIONAL CASH PAYMENTS PENDING THEIR INVESTMENT IN COMMON STOCK.

             11.  WHEN WILL PURCHASES OF COMMON STOCK UNDER THE PLAN BE
                  MADE?

             Purchases of Common Stock with reinvested dividends, if any, and optional cash payments will be made on a monthly basis. (Dividend payment dates for the Company's Common Stock have typically been the fifteenth day of January, April, July and October). If the Common Stock is purchased on the open market, the investment period will begin on the fifteenth day of each month (or, if the New York Stock Exchange is not open for trading on that day, on the next succeeding day on which the New York Stock Exchange is open for trading), and will continue until all applicable funds are invested, but in no instance past the thirteenth day of the following month. If the Common Stock to be purchased consists of original issue shares purchased directly from the Company, the purchases will be made on the fifteenth day of each month (or, if the New York Stock Exchange is not open for trading on that date, purchases will be made on the next succeeding date on which the New York Stock Exchange is open for trading). In no event will dividends remain uninvested more than 30 days after the payment date nor will optional cash payments remain uninvested more than 35 days after receipt by the Agent.

          PURCHASES

             12.  HOW ARE SHARES OF COMMON STOCK ACQUIRED UNDER THE PLAN?

             The Agent, as plan administrator, uses reinvested dividends and optional cash payments to acquire shares of Common Stock for the account of participants. Prior to any reinvestment of dividends and/or purchase with optional cash payments, the Company will, in its discretion, direct the Agent to (1) purchase original issue shares from the Company; or (2) purchase shares in transactions on the open market; or (3) use a combination of both.

             13. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

             Each participant's account will be credited with a number of shares of Common Stock, including fractions thereof, equal to the sum of any dividends to be reinvested on his behalf plus any optional cash payments, divided by the purchase price of a share of Common Stock. The purchase price of a share of Common Stock will be calculated as described in the answer to Question 14. Each fractional share acquired will be computed to four decimal places.

             14.  WHAT WILL BE THE PRICE OF COMMON STOCK PURCHASED UNDER
                  THE PLAN?

             The price of shares of Common Stock purchased on the open market with respect to any investment period will be the average price (computed to three decimal places) of all such shares of Common Stock purchased by the Agent, as agent for participants in the Plan, during such investment period, with the proceeds of any dividends together with any optional cash payments to be invested.

             The price of any original issue shares of Common Stock purchased from the Company with respect to any investment period will be the average of the daily high and low sale prices (computed to three decimal places) of the Common Stock on the fifteenth day of the month (or, if the New York Stock Exchange is closed for trading on that day, on the next succeeding day on which the New York Stock Exchange is open for trading) based on consolidated trading of the Common Stock as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices of New York Stock Exchange-listed securities.

             In the event that both open market purchases and original issue purchases from the Company are made with respect to a single investment period, such combination of shares will be allocated to each individual participant's account on a pro rata basis.

          REPORTS

             15.  WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

             After purchases of Common Stock using dividend reinvestments or optional cash payments, the Agent will send each participant for whose account dividends have been reinvested and/or purchases with optional cash payments have been made a detailed statement showing all pertinent information with respect to such participant's account, including total shares held by the Agent for the account of the participant as of the dividend record date, dividends received, dividends reinvested, optional cash payments invested in Common Stock, purchase price per share, any brokerage fees or other charges attributable to shares purchased for the participant's account and the aggregate number of shares purchased.

          STOCK CERTIFICATES

             16.  WILL CERTIFICATES BE ISSUED FOR COMMON STOCK PURCHASED?

             The Agent will hold the shares of Common Stock purchased for all participants in the Plan in the name of its nominee, and stock certificates will not be issued to participants unless requested by the participant. Such requests must be made to the Agent in writing after the shares have been purchased. A separate written request must be made for each issuance of certificates. No stock certificate for a fractional share will be issued.

             17. MAY COMMON STOCK HELD BY THE AGENT PURSUANT TO THE PLAN BE PLEDGED?

             Shares credited to a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that the certificates be issued in his name.

          WITHDRAWAL FROM THE PLAN

             18.  HOW MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

             A participant may discontinue participation in the Plan and terminate his account at any time by notifying the Agent in writing that he wishes to do so. As soon as practicable following receipt of notice of termination from the participant, but in any event, within 30 days of receipt of such notice, the Agent will send the shareholder certificates for the full shares in his account. If the participant so requests, the Agent will sell such shares and send him a check for the proceeds. The Agent charges a $15.00 service fee in connection with the sale of shares at the request of a participant. The participant must pay this service fee, the brokerage commission and any transfer tax, which amounts will be deducted from the proceeds of the sale and reflected in the check sent to the participant.

             Whether the participant requests the Agent to sell the shares in his account or whether the participant elects to receive certificates for the full shares in his account, the participant's interest in fractional shares will in either case be paid in cash on the basis of the closing price of the Common Stock, in consolidated trading as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices of New York Stock Exchange-listed securities on the day on which the fractional share is sold by the Agent, less any brokerage commission.

          SALE OF SHARES

             19. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS ALL SHARES REGISTERED IN HIS NAME?

             If a participant disposes of all shares registered in his name on the books of the Company but does not terminate his account under the Plan, the Agent will continue to reinvest dividends on the shares held in the participant's account until otherwise notified.

          OTHER INFORMATION

             20. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

             Any stock dividends or split shares distributed by the Company on shares held by the Agent for a participant will be credited to the participant's account.

             21. HOW WILL A PARTICIPANT'S SHARES BE VOTED AT A MEETING OF STOCKHOLDERS?

             The Agent will vote any shares of Common Stock that it holds for a participant's account in the same manner that the participant votes the shares that are held in his own name. Therefore, if a participant does not return a valid proxy

          (physically or, if then available, telephonically) or vote his shares at a meeting of stockholders, the shares of Common Stock held in his account under the Plan will not be voted.

             22.  WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE
                  AGENT?

             The Company and the Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon his death prior to receipt of notice in writing of such death, or with respect to the prices at which shares are purchased or sold for the participant's account or the times when such purchases or sales are made, or with respect to any fluctuation in the market value before or after any purchase or sale of shares or with respect to the selection by the Company of original issue and/or open market shares of Common Stock.

             The participant should recognize that the Company cannot assure a profit or protect against a loss on the shares purchased under the Plan.

             23.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

             The Company reserves the right to suspend, modify (subject to any required approval from regulatory authorities) or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination.

             24.  WHO INTERPRETS AND REGULATES THE PLAN?

             The officers of the Company may take such actions to carry out the Plan as are consistent with the terms and conditions of the Plan. In addition, the Company reserves the right to interpret and regulate the Plan as it deems desirable or necessary in connection with the operation of the Plan.

             25.  WHERE SHOULD CORRESPONDENCE REGARDING THE PLAN BE SENT?

             The Plan is being administered by the Agent as agent for the participants. All communications about the Plan should be sent to the Agent at the following address:

                  ChaseMellon Shareholder Services, L.L.C.
                  Attn: Shareholder Relations
                  P.O. Box 3315
                  South Hackensack, NJ 07606
                  (800) 313-9450

             Reference to National Fuel Gas Company must be made in all correspondence.

                            FEDERAL INCOME TAX INFORMATION

             The following is a summary of federal tax consequences of participating in the Plan. Since this is only a summary and since state and local tax laws may vary, a participant should consult his tax advisor to determine the tax consequences of participating in the Plan.

             A participant whose dividends are reinvested under the Plan in original issue Common Stock purchased directly from the Company will be treated as having received a distribution equal to the fair market value on the dividend payment date of the shares acquired through such reinvestment. A participant's basis in original issue shares purchased from the Company with reinvested dividends will be equal to the fair market value of such shares on the dividend payment date.

             A participant whose dividends are reinvested under the Plan in shares of Common Stock purchased in the open market will be treated as having received a distribution equal to the purchase price of such shares, increased by the amount of brokerage fees or other charges paid by the Company. A participant's basis in shares purchased in the open market with reinvested dividends will be equal to the purchase price of such shares, increased by the amount of brokerage fees or other charges paid by the Company.

             Generally, a participant for whom shares of Common Stock are purchased with optional cash payments will not be treated as having received a distribution with respect to the shares so purchased, except to the extent of brokerage fees, commissions or other service charges paid by the Company to obtain the shares. The tax basis of shares purchased in this manner will be the amount of the optional cash investment plus the charges paid by the Company.

             All distributions will be treated as dividends and will be taxable as ordinary income to the extent of the Company's current or accumulated earnings and profits. To the extent that a distribution exceeds the Company's current or accumulated earnings and profits, it is deemed to be a return of capital. A return of capital reduces a shareholder's basis in his shares, but not below zero. To the extent a return of capital reduces a shareholder's basis, no gain is recognized and to the extent a return of capital exceeds a shareholder's basis it is treated as a capital gain. A Form 1099 sent to each participant annually will indicate the total amount of dividends paid to the participant.

             A participant will not realize any taxable income when he receives certificates for whole shares credited to his account, either upon request for such certificates or upon withdrawal from or termination of the Plan.

             A participant who receives, upon withdrawal from or termination of the Plan, a cash adjustment for a fraction of a share credited to his account will realize a gain or loss with respect to such fraction. Gain or loss will also be realized by the participant when whole shares are sold pursuant to the participant's request when he withdraws from the Plan or when whole shares are sold or exchanged by the participant himself after the shares have been withdrawn from the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for his shares or fraction of a share and his tax basis therefor.

             A participant's holding period for shares of Common Stock acquired through the Plan will begin on the day following the purchase of such shares.

             For other tax consequences of participation in the Plan, including state and local income taxation, participants should consult their own tax advisors.

             The above Federal Income Tax discussion is based on Federal income tax law as in effect on the date hereof. Participants should consult with their tax advisors with respect to the impact of any future legislation enacted or administrative actions taken after the date of this Prospectus.

                             DESCRIPTION OF COMMON STOCK

             The following is a brief summary of certain of the terms and provisions of the Company's Common Stock. This summary does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Company's Restated Certificate of Incorporation, as amended ("Restated Certificate of Incorporation"), the By-Laws, as amended, and the Rights Agreement, dated as of June 12, 1996, between the Company and Marine Midland Bank ("Rights Agreement") which are filed as exhibits to the Registration Statement and incorporated herein by reference. Reference is also made to the Company's Indenture dated October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company), as supplemented.

             No shares of Preferred Stock are currently outstanding. However, the Board of Directors of the Company has the ability to issue one or more series of Preferred Stock from time to time with such powers, designations, preferences, rights and qualifications as the Board of Directors may determine subject to such powers, designations, preferences, rights and qualifications as are contained in the Company's Restated Certificate of Incorporation. The actual effect of the Preferred Stock upon the rights of the holders of the Company's Common Stock cannot be stated until the Company's Board of Directors determines the respective rights of the holders of one or more series of Preferred Stock. Such effects, however, might include: (a) restrictions on dividends on the Company's Common Stock if dividends on the Preferred Stock are in arrears; (b) dilution of the voting power of the Company's Common Stock; (c) restrictions on the rights of the holders of the Company's Common Stock to share in the Company's assets upon liquidation due to satisfaction of any liquidation preference granted to the Preferred Stock; and (d) dilution of rights of holders of the Company's Common Stock to share in the Company's assets upon liquidation if the Preferred Stock is participating with respect to distributions upon such liquidation.

          DIVIDEND RIGHTS

             The holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors, out of funds legally available for the payment of such dividends. The Board of Directors' ability to declare dividends on Common Stock may also be limited by the rights and preferences of certain series of Preferred Stock which may be issued from time to time and by the terms of instruments defining the rights of holders of outstanding indebtedness of the Company.

          VOTING RIGHTS AND CLASSIFICATION OF THE BOARD OF DIRECTORS

             The holders of Common Stock are entitled to one vote per share. The affirmative vote of the majority of the votes cast by the holders of the Common Stock is required for the merger or consolidation of the Company or for the sale of substantially all of its assets. The Board of Directors is divided into three classes, each with, as nearly as possible, an equal number of directors.

          LIQUIDATION RIGHTS

             Upon any dissolution, liquidation or winding up of the Company, the holders of Common Stock are entitled to receive pro rata all of the Company's assets and funds remaining after payment of or provision for creditors and subject to the rights and preferences of each series of Preferred Stock.

          PREEMPTIVE RIGHTS

             Holders of Common Stock and Preferred Stock have no preemptive right to purchase or subscribe for any shares of capital stock of the Company.

          COMMON STOCK PURCHASE RIGHTS

             The holders of the Common Stock have one right ("Right") for each of their shares. Each Right, which will initially be evidenced by the Common Stock certificates representing the outstanding shares of Common Stock, entitles the holder to purchase one-half of one share of Common Stock at a purchase price of $130 per share, being $65 per half share, subject to adjustment ("Purchase Price").

             Until the earliest to occur of (i) ten days following the date ("Shares Acquisition Date") of the public announcement that a person or affiliated group ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities ("Voting Stock") that have 10% or more of the voting power of the outstanding shares of Voting Stock or (ii) ten days following the commencement or announcement of an intention to make a tender offer, or exchange offer, the consummation of which would result in such person acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 10% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any shares of Common Stock outstanding, by the Common Stock certificates representing those outstanding shares.

             Subject to redemption or exchange of the Rights, at any time following the Distribution Date, each holder of a Right will have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right then in effect. However, all Rights that are, or under certain circumstances were, beneficially owned by any Acquiring Person will be null and void.

             In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's assets or earning power are sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right then in effect.

             At any time prior to the end of the business day on the tenth day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right ("Redemption Price"), payable in cash or stock. This decision to redeem the Rights shall require, in certain circumstances, the concurrence of a majority of the independent directors. At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights owned by an Acquiring Person, which shall become void), in whole or in part, at an exchange ratio of one share of Common Stock and/or other securities, cash or other assets deemed to have the same value as one share of Common Stock, per Right, subject to adjustments.

             The Rights will expire on July 31, 2006 unless they are exchanged or redeemed (as described above) earlier than that date.

             Upon exercise of the Rights the Company may require additional regulatory approvals.

             The Rights have anti-takeover effects because they will cause substantial dilution of the Common Stock if a person attempts to acquire the Company on terms not approved by the Board of Directors.

          BUSINESS COMBINATIONS

             The Company's Restated Certificate of Incorporation provides that certain conditions must be met before the consummation of any merger or other "Business Combination" by the Company or any of its subsidiaries with any stockholder who is directly or indirectly the beneficial owner of 5% or more of the Company's outstanding Common Stock ("Substantial Stockholder") or with an affiliate of any such stockholder ("Affiliate"). The term Substantial Stockholder does not include the Company, any of its subsidiaries, or any Trustee holding Common Stock of the Company for the benefit of the employees of the Company or any of its subsidiaries pursuant to one or more employee benefit plans or arrangements. The conditions, which are in addition to those otherwise required by law, prescribe the minimum amount per share that must be paid to holders of Common Stock and the form of consideration paid, and require that the holders of Common Stock be furnished certain information about the Business Combination prior to voting on it. Business Combination, as defined in the Restated Certificate of Incorporation, generally means any of the following transactions: a merger, consolidation or share exchange; a sale, lease, exchange or other disposition of any assets in exchange for property having a fair market value of more than $10 million, if determined to be a Business Combination by certain directors of the Company in accordance with provisions of the Restated Certificate of Incorporation; the issuance or transfer of securities in exchange for property having a fair market value of more than $10 million, if determined to be a Business Combination by certain directors of the Company in accordance with provisions of the Restated Certificate of Incorporation; the adoption of a plan of liquidation or dissolution of the Company; or any reclassification of securities, recapitalization or reorganization that has the effect of increasing the proportionate share of the outstanding shares of any class of securities of the Company that is owned by any Substantial Stockholder or by any Affiliate of a Substantial Stockholder. The approval of at least three-fourths of the entire Board of Directors or, in the event that the Board of Directors consists of directors elected by the holders of Preferred Stock, the approval of a majority of the entire Board, is required to amend or repeal the classified board or business combination provisions contained in the Restated Certificate of Incorporation.

          LISTING

             The Common Stock is, and will be, listed on the New York Stock Exchange.

          TRANSFER AGENT AND REGISTRAR

             The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.


                              LEGAL OPINIONS AND EXPERTS

             The legality of the Common Stock being offered hereby has been passed upon for the Company by Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, counsel for the Company, and by Stryker, Tams & Dill LLP, Two Penn Plaza East, Newark, New Jersey 07105.

             The financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended September 30, 1997, and incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Price
          Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

             The information incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, relating to the oil and gas reserves of Seneca Resources Corporation, which has been specifically attributed to Ralph E. Davis Associates, Inc. has been reviewed and verified by that firm and has been included herein in reliance upon the authority of said firm as an expert.

          =================================================================

                                DIVIDEND REINVESTMENT
                                         AND
                                 STOCK PURCHASE PLAN





                                  NATIONAL FUEL GAS
                                       COMPANY



                                     COMMON STOCK
                            (ONE DOLLAR ($1.00) PAR VALUE)




                                      PROSPECTUS

                                  DATED MAY 4, 1998




          =================================================================

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

             The expenses in connection with the issuance and distribution of the securities being registered are:

             S.E.C. Filing Fees . . . . . . . . . . . . . . . .   $13,091
             New York Stock Exchange Listing Fee  . . . . . . .   $14,750
             Printing and Engraving Expenses* . . . . . . . . .   $ 3,100
             Accounting Fees and Expenses*  . . . . . . . . . .   $ 5,000
             Transfer Agent and Registrar Fees* . . . . . . . .   $ 1,000
             Legal Fees and Expenses* . . . . . . . . . . . . .   $16,000
             Miscellaneous* . . . . . . . . . . . . . . . . . .   $ 7,059
                                                                  -------
                   Total  . . . . . . . . . . . . . . . . . . .   $60,000
                                                                  =======

             ________________
             *Estimated


          ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides as follows:

               "No director or officer of this corporation shall be
             personally liable to the corporation or any of its shareholders for monetary damages for breach of any duty owed to the corporation or any of its shareholders, except to the extent that such exemption from liability is not permitted under the New Jersey Business Corporation Act, as the same exists or may hereafter be amended, or under any revision thereof or successor statute thereto".

             Article II, Paragraph 8 of the By-Laws of the Company provides as follows:

               "A.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding ("Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another foreign or domestic corporation, or of any partnership, joint venture, sole proprietorship, employee benefit plan, trust or other enterprise, whether or not for profit, to the fullest extent permitted and in the manner provided by the laws of the State of New Jersey.

               B. Nothing in this paragraph 8 shall restrict or limit the power of the Corporation to indemnify its employees, agents and other persons, to advance expenses (including attorneys' fees) on their behalf and to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation in connection with any Proceeding.

               C. The indemnification provided by this paragraph 8 shall not exclude any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or otherwise. The indemnification provided by this paragraph 8 shall continue as to a person who has ceased to be a director or officer, and shall extend to the estate or personal representative of any deceased director or officer."

             Section 14A:3-5 of the New Jersey Statutes Annotated provides:

                "INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

               (1)   As used in this section,

                    (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

                    (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust, or other enterprise, whether or not for profit, served by a corporate agent;

                    (c) "Expenses" means reasonable costs, disbursements and counsel fees;

                    (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

                    (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

                    (f) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

                    (a) such corporate agent acted in good faith and in a
                  manner he reasonably believed to be in or not opposed to the best interest of the corporation; and

                    (b) with respect to any criminal proceeding, such
                  corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

               (3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

               (4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

               (5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3), may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

                    (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

                    (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

                    (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

               (6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

               (7) (a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

                       (i)  may award indemnification to the extent
                            authorized under subsections 14A:3-5(2) and
                            14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5); and

                       (ii) may allow reasonable expenses to the extent
                            authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

                    (b)  Application for such indemnification may be made

                       (i) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

                       (ii) to the Superior Court in a separate proceeding.
                            If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

             The application shall set forth the disposition of any previous application for indemnification and shall bc made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

               (8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

               (9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

               (10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

               (11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

               (12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding."

          ITEM 16.  EXHIBITS.

             EXHIBIT
             NUMBER                        DESCRIPTION OF EXHIBIT
             -------                       ----------------------

             3(i)   Articles of Incorporation:

                * Restated Certificate of Incorporation, dated March 15, 1985 (Exhibit 10-OO, Form 10-K for the fiscal year ended September 30, 1991 in File No. 1-3880)

                * Certificate of Amendment of Restated Certificate of Incorporation, dated March 9, 1987 (Exhibit 3.1, Form 10-K for fiscal year ended September 30, 1995 in File No. 1-3880).

                * Certificate of Amendment of Restated Certificate of Incorporation, dated February 22, 1988 (Exhibit 3.2, Form 10-K for fiscal year ended September 30, 1995 in File No. 1-3880.

                * Certificate of Amendment of Restated Certificate of Incorporation, dated March 17, 1992 (Exhibit EX-3(a), Form 10-K for fiscal year ended September 30, 1992 in File No. 1-3880).

                * Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 1998 (Exhibit 4-5 in File No. 333-51595).

             3(ii)     By-Laws:

                * By-Laws of the Company, as amended through September 18, 1997 (Exhibit 3(ii), Form 10-K for fiscal year ended September 30, 1997 in File No. 1-3880).

             (4) Instruments Defining the Rights of Security Holders including Indentures:

                * Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 2(b) in File No. 2-51796).

                * Third Supplemental Indenture dated as of December 1, 1982, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(a)(4) in File No. 33-49401).

                * Tenth Supplemental Indenture dated as of February 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(a), Form 8-K dated February 14, 1992 in File No. 1-3880).

                * Eleventh Supplemental Indenture dated as of May 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(b), Form 8-K dated February 14, 1992 in File No. 1-3880).

                * Twelfth Supplemental Indenture dated as of June 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(c), Form 8-K dated June 18, 1992 in File No. 1-3880).

                * Thirteenth Supplemental Indenture dated as of March 1, 1993, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(a)(14) in File No. 33-49401).

                * Fourteenth Supplemental Indenture dated as of July 1, 1993, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1996 in File No. 1-3880).

                * Fifteenth Supplemental Indenture dated as of September 1, 1996 to Indenture dated as of October 15, 1974 between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1996 in File No. 1-3880).

                * Rights Agreement, dated as of June 12, 1996, between the Company and Marine Midland Bank, which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Stock (filed as Exhibit 99.1 to Form 8-A, dated June 14, 1996, in File No. 1-3880).

             5(a)
             and 8     Opinion of Reid & Priest LLP, Counsel for the
                       Company.

             5(b) Opinion of Stryker, Tams & Dill LLP, New Jersey Counsel for the Company.

             23(a)     Consent of Price Waterhouse LLP.

             23(b) The consents of Reid & Priest LLP and Stryker, Tams & Dill LLP are contained in their opinions filed as
                       Exhibit 5(a) and 5(b) respectively, to this Registration Statement.

             23(c)     Consent of Ralph E. Davis and Associates, Inc.

             24 The Power of Attorney is contained on the signature page of this Registration Statement.


          ITEM 17.  UNDERTAKINGS.

             (a)  The undersigned registrant hereby undertakes:

                (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events
                       arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change on the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY


             EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND ON HIS BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH THE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.


                                      SIGNATURES

             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BUFFALO, STATE OF NEW YORK, ON THE 4TH DAY OF MAY, 1998.


                                     NATIONAL FUEL GAS COMPANY


                                     By:       \s\ B. J. Kennedy
                                         -------------------------------
                                                 B. J. Kennedy
                                            (Chairman of the Board,
                                       President and Chief Executive Officer)

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                   Title               Date
               ---------                   -----               ----

          /s/ B. J. Kennedy        Chairman of the Board,    May 4, 1998
      -------------------------     President and Chief
             B. J. Kennedy         Executive Officer and
        (Chairman of the Board,           Director
             President and
       Chief Executive Officer)


          /s/ P. C. Ackerman       Senior Vice President,    May 4, 1998
      -------------------------     Principal Financial
            P. C. Ackerman          Officer and Director
        (Senior Vice President)


         /s/ J. P. Pawlowski      Treasurer and Principal    May 4, 1998
      -------------------------      Accounting Officer
            J. P. Pawlowski
              (Treasurer)


          /s/ R. T. Brady                Director            May 4, 1998
      -------------------------
              R. T. Brady

               Signature                   Title               Date
               ---------                   -----               ----

           /s/ J. V. Glynn               Director            May 4, 1998
      -------------------------
              J. V. Glynn


            /s/ W. J. Hill               Director            May 4, 1998
      -------------------------
              W. J. Hill


           /s/ B. S. Lee                 Director            May 4, 1998
      -------------------------
               B. S. Lee


           /s/ E. T. Mann                Director            May 4, 1998
      -------------------------
              E. T. Mann


          /s/ G. L. Mazanec              Director            May 4, 1998
      -------------------------
             G. L. Mazanec


        /s/ G. H. Schofield              Director            May 4, 1998
      -------------------------
            G. H. Schofield

                                    EXHIBIT INDEX

                                          OF

                              NATIONAL FUEL GAS COMPANY



     EXHIBIT                                 DESCRIPTION
     -------                                 -----------

     5(a) and 8   Opinion of Reid & Priest LLP

     5(b)         Opinion of Stryker, Tams & Dill LLP

     23(a)        Consent of Price Waterhouse LLP

     23(b) Consents of Reid & Priest LLP and Stryker, Tams & Dill LLP are contained in their opinions filed as Exhibits 5(a) and 5(b) respectively.

     23(c)        Consent of Ralph E. Davis Associates, Inc.

     24           Power of Attorney (see page II-8).